10F-3 Report
CGCM High Yield Investments
	9/1/2014		through	2/28/2015

Issuer Name	Sub-Adviser	Trade Date	Selling Dealer	Offering Size	Total Amt. Allocated	Purchase Price
Gannett Co., Inc.	Western Asset Management Company	9/3/2014	Citigroup Global Markets	350,000,000	180,000.00	98.531
ASHTEAD CAPITAL, INC	Western Asset Management Company	9/10/2014	Deutsche Bank Securities In	500,000,000	380,000.00	100.000
The WhiteWave Foods Company	Western Asset Management Company	9/12/2014	JP Morgan Securities Inc	500,000,000	160,000.00	100.000
CBRE Services, Inc.	Western Asset Management Company	9/23/2014	JP Morgan Securities Inc	300,000,000	350,000.00	100.000
B.C. Unlimited Liability Company	Western Asset Management Company	9/24/2014	Wells Fargo Securities LLC	2,250,000,000	410,000.00	100.000
IHS Inc.	Western Asset Management Company	10/21/2014	JP Morgan Securities Inc.	750,000,000	170,000.00	100.000
Graphic Packaging International, Inc.	Western Asset Management Company	10/23/2014	Banc of America Securities LLC	250,000,000	110,000.00	100.000
Fresenius Medical Care US Finance II, Inc.	Western Asset Management Company	10/24/2014	Wells Fargo Securities LLC	400,000,000	180,000.00	100.000
Carrizo Oil & Gas, Inc.	Western Asset Management Company	10/27/2014	Wells Fargo Securities LLC	300,000,000	200,000.00	100.500
GM	Western Asset Management Company	11/4/2014	JP Morgan Securities Inc.	1,250,000,000	560,000.00	99.266
Omnicare (681904AS7)	Western Asset Management Company	11/6/2014	Bank of America Merrill Lynch	400,000,000	130,000.00	100.000
Omnicare (681904AT5)	Western Asset Management Company	11/6/2014	Bank of America Merrill Lynch	300,000,000	160,000.00	100.000
Huntington Ingalls Industries, Inc.	Western Asset Management Company	11/17/2014	Credit Suisse First Boston Inc.	600,000,000	440,000.00	100.000
MarkWest Energy Partners, L.P.	Western Asset Management Company	11/18/2014	Wells Fargo Securities LLC	500,000,000	260,000.00	100.000
KLX, Inc.	Western Asset Management Company	11/21/2014	JP Morgan Securities Inc.	1,200,000,000	290,000.00	100.000
HCA, Inc.	Western Asset Management Company	1/13/2015	Wells Fargo Securities LLC	1,000,000,000	170,000.00	100.000
Level 3 Financing, Inc.	Western Asset Management Company	1/14/2015	Citigroup Global Markets	500,000,000	190,000.00	100.000
Ziggo Bond Finance B.V.	Western Asset Management Company	1/14/2015	Credit Suisse First Boston, Inc.	400,000,000	200,000.00	100.000
Nexstar Broadcasting, Inc.	Western Asset Management Company	1/21/2015	Wells Fargo Securities LLC	275,000,000	320,000.00	100.000
TerraForm Power Operating, LLC.	Western Asset Management Company	1/23/2015	Barclays Capital, Inc.	800,000,000	250,000.00	99.214
Altice FINCO S.A.	Western Asset Management Company	1/30/2015	Goldman Sachs Group, Inc.	385,000,000	200,000.00	100.000
Altice S.A.	Western Asset Management Company	1/30/2015	Goldman Sachs Group, Inc.	2,060,000,000	200,000.00	100.000
Altice S.A.	Western Asset Management Company	1/30/2015	J.P. Morgan Securities, Inc.	1,480,000,000	240,000.00	100.000
Riverbed Technology, Inc.	Western Asset Management Company	2/27/2015	Citigroup Global Markets	525,000,000	110,000.00	100.000